                                     EXHIBIT 2.1

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                               ASSET PURCHASE AGREEMENT

                                     BY AND AMONG

                               WYMAN ENTERPRISES, INC.,

                                       (SELLER)

                     EARL WYMAN, DONALD ALFORD AND BONNIE WYMAN,

                                    (SHAREHOLDERS)

                          WYMAN TESTING LABORATORIES, INC.,

                                       (BUYER)

                                         AND

                                U.S. LABORATORIES INC.

                                    (AS GUARANTOR)

                                 DATED MARCH 25, 1998

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                                  TABLE OF CONTENTS

                                                                             PAGE
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
1.    ASSETS SUBJECT TO THIS AGREEMENT.. . . . . . . . . . . . . . . . . . . . 1
      1.1    Purchased Assets. . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.2    Excluded Assets.. . . . . . . . . . . . . . . . . . . . . . . . . 3

2.    ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . 3
      2.1    Liabilities Assumed.. . . . . . . . . . . . . . . . . . . . . . . 4
      2.2    Liabilities Not Assumed.. . . . . . . . . . . . . . . . . . . . . 4

3.    PURCHASE PRICE, CLOSING AND PAYMENT TERMS. . . . . . . . . . . . . . . . 5
      3.1    Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . 5
      3.2    Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      3.3    Payment of Purchase Price.. . . . . . . . . . . . . . . . . . . . 5
      3.4    Adjustment of Final Purchase Price. . . . . . . . . . . . . . . . 6
      3.5    Determination of Net Asset Value. . . . . . . . . . . . . . . . . 7
      3.6    Determination of Amount Received. . . . . . . . . . . . . . . . . 8
      3.7    Allocation of Purchase Price. . . . . . . . . . . . . . . . . . . 8

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS BY SELLER. . . . . . . . . . . 8
      4.1    Corporate Organization. . . . . . . . . . . . . . . . . . . . . . 8
      4.2    Title to Purchased Assets.. . . . . . . . . . . . . . . . . . . . 8
      4.3    Pending or Threatened Claims. . . . . . . . . . . . . . . . . . . 9
      4.4    Due Authorization.. . . . . . . . . . . . . . . . . . . . . . . . 9
      4.5    Authority of Seller.. . . . . . . . . . . . . . . . . . . . . . . 9
      4.6    Effect of this Agreement. . . . . . . . . . . . . . . . . . . . . 9
      4.7    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      4.8    Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . .10
      4.9    Trade Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .10
      4.10   Personal Property.. . . . . . . . . . . . . . . . . . . . . . . .10
      4.11   Licenses, Permits, Approvals and Regulatory Matters;
             Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      4.12   Environmental Protection. . . . . . . . . . . . . . . . . . . . .10
      4.13   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . .10
      4.14   Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
      4.15   Books and Records.. . . . . . . . . . . . . . . . . . . . . . . .11
      4.16   Agreements with Third Parties.. . . . . . . . . . . . . . . . . .11
      4.17   Tax Returns.. . . . . . . . . . . . . . . . . . . . . . . . . . .11
      4.18   Financial Statements. . . . . . . . . . . . . . . . . . . . . . .12
      4.19   Ordinary Course of Business.. . . . . . . . . . . . . . . . . . .12
      4.20   Accuracy of Representations and Warranties. . . . . . . . . . . .12

5.    REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR. . . . . . . . . .12
      5.1    Corporate Organization. . . . . . . . . . . . . . . . . . . . . .12


                                       i

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      5.2    Authorization and Approval of Agreement.. . . . . . . . . . . . .12
      5.3    Accuracy of Representations and Warranties. . . . . . . . . . . .13

6.    EMPLOYEES - EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . .13
      6.1    Affected Employees. . . . . . . . . . . . . . . . . . . . . . . .13
      6.2    Retained Responsibilities.. . . . . . . . . . . . . . . . . . . .13
      6.3    Payroll Tax.. . . . . . . . . . . . . . . . . . . . . . . . . . .13
      6.4    Termination and Other Benefits. . . . . . . . . . . . . . . . . .13

7.    OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
      7.1    Use of Company's Name.. . . . . . . . . . . . . . . . . . . . . .14
      7.2    Access to Certain Records of Buyer. . . . . . . . . . . . . . . .14
      7.3    Availability of Affected Employees. . . . . . . . . . . . . . . .14

8.    CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .14
      8.1    Compliance with Agreement.. . . . . . . . . . . . . . . . . . . .14
      8.2    Satisfactory Investigation. . . . . . . . . . . . . . . . . . . .15
      8.3    Absence of Litigation.. . . . . . . . . . . . . . . . . . . . . .15

9.    DOCUMENTS DELIVERED AT CLOSING.. . . . . . . . . . . . . . . . . . . . .15
      9.1    Documents to be Delivered by Seller and Shareholders. . . . . . .15
      9.2    Documents to be Delivered by Buyer. . . . . . . . . . . . . . . .16
      9.3    Other Documents to be Delivered.  The obligations of the parties hereto also shall be subject to Buyer and Alford having executed and delivered to each other an employment agreement in the form attached as Exhibit F.. . . . . . . . . . . . . . . . . . . . . .16

10.   POST-CLOSING COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . .16

11.   INDEMNIFICATION; EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .16
      11.1   Obligations of Seller and Shareholders to Indemnify.. . . . . . .16
      11.2   Obligations of Buyer to Indemnify.. . . . . . . . . . . . . . . .17
      11.3   Each Party to Bear Own Expenses.. . . . . . . . . . . . . . . . .17

12.   SPECIFIC PERFORMANCE.. . . . . . . . . . . . . . . . . . . . . . . . . .17

13.   GUARANTY OF BUYER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . .18

14.   MISCELLANEOUS PROVISIONS.. . . . . . . . . . . . . . . . . . . . . . . .18
      14.1   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      14.2   Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      14.3   Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . .19
      14.4   Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . .19
      14.5   Positions For Income Tax Purposes.. . . . . . . . . . . . . . . .19
      14.6   Public Announcements. . . . . . . . . . . . . . . . . . . . . . .19
      14.7   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .19
      14.8   Modifications and Waivers.. . . . . . . . . . . . . . . . . . . .19


                                       ii
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                               ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT is made and entered into as of this 25th day of March, 1998 by and among WYMAN ENTERPRISES, INC., a California corporation ("SELLER"), WYMAN TESTING LABORATORIES, INC., a Delaware corporation ("BUYER"), EARL WYMAN, DONALD ALFORD AND BONNIE WYMAN (each, a "SHAREHOLDER" and together, "SHAREHOLDERS") and, solely for the purposes of Section 5 and Section 13 hereof, U.S. LABORATORIES INC., a Delaware corporation ("U.S. LABORATORIES").

                                       RECITALS

          A. Seller owns and operates an engineering inspection and testing business in southern California (the "BUSINESS"); and

          B.  Shareholders are shareholders of Seller; and

          C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets and contractual rights of Seller relating to the Business, upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants, agreements, warranties and representations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   ASSETS SUBJECT TO THIS AGREEMENT.

          1.1  PURCHASED ASSETS.

          Other than those assets specifically excluded by Section 1.2 below, Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept, effective as of the close of business on the Closing Date (as hereinafter defined), all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, and wherever situated) of Seller, used, held for use or acquired or developed for use in the Business, or developed in the course of conducting the Business or by persons employed in the Business (collectively, the "PURCHASED ASSETS"). The Purchased Assets shall include, but not be limited to, all of the following assets or rights of Seller, to the extent so used, held, acquired or developed for purposes directly related to the Business:

          (a) PERSONAL PROPERTY. All furniture, machinery, equipment, fixtures, vehicles, laboratory testing equipment, supplies, forms, manuals, spare parts and all other personal property (except to the extent subject to personal property leases from third parties).

          (b) PERSONAL PROPERTY LEASES. All leases of equipment, furniture and other personal property leased by Seller described on Schedule 1.1(b) (the "PERSONAL PROPERTY LEASES").

          (c)  PHONE NUMBERS.  All phone numbers used by Seller in the Business.

          (d) CONTRACTS. All contracts (including, without limitation, all testing or service contracts), subleases, purchase orders and sales orders, including, without limitation, those described on Schedule 1.1(d) (the "ASSUMED CONTRACTS"), and all contractual rights of Seller necessary to operate the Business, including, without limitation, any security deposits and retainers relating thereto. To the extent that any Assumed Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Buyer agree to use their reasonable best efforts (without any requirement on the part of Buyer to pay any money or agree to any change in the terms of any such Assumed Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Buyer in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Assumed Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer, upon notice to Seller, shall have no obligation with respect to any such Assumed Contract and any such Assumed Contract shall not be deemed to be a Purchased Asset hereunder.

          (e) NOTES AND ACCOUNTS RECEIVABLE. All notes, drafts and accounts receivable relating to work completed and invoiced prior to the Closing Date.

          (f) COMPUTER SOFTWARE. All computer source codes, programs and other software of Seller, including all machine readable code, printed listings of code, documentation and related property and information of Seller.

          (g) LITERATURE. All sales literature, promotional literature, catalogs and similar materials of Seller.

          (h) RECORDS AND FILES. All books, records, files, invoices, customer and vendor lists, accounting records, business records, operating data and other data of Seller.

          (i) LICENSES; PERMITS. To the extent transferable, all licenses, permits, approvals, certifications and listings.

          (j) TRADE RIGHTS. All of Seller's interest in any Trade Rights used in connection with the Purchased Assets or the Business. As used herein, the term "Trade Rights" shall mean and include: (i) all trademarks rights, business identities, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor, including, without limitation, the name "Wyman Testing Laboratories," and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship;
     (iii) all patents and patent applications and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (iv) all claims for infringements or breach of any of the foregoing.

          (k) CASH AND BANK ACCOUNTS. All cash and cash equivalents, including petty cash balances and all Seller's interest in any of its bank accounts, other than amounts contained therein consisting of security deposits and retainers relating to the Assumed Contracts which shall constitute part of the Purchased Assets.

          (l) GENERAL INTANGIBLES. All prepaid items (including, without limitation, customer deposits related to the Assumed Contracts and all lease deposits), all causes of action arising out of occurrences before or after the Closing Date relating to the other Purchased Assets and not the Excluded Assets or relating to any litigation arising out of occurrences on or prior to the Closing Date, and other intangible rights and assets.

          1.2  EXCLUDED ASSETS.

          Notwithstanding any other provision of this Agreement, Seller shall not sell, transfer, assign, convey or deliver to buyer, and Buyer shall not purchase or accept, the following assets of Seller (collectively, the "EXCLUDED ASSETS"):

          (a) CORPORATE FRANCHISE. Any corporate franchise, articles of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller or not otherwise respecting the Business; provided, however, that Buyer or its designated agents shall have reasonable access to such books and records and may make copies thereof and/or excerpts therefrom.

          (b) TAX-RELATED ASSETS. Federal, state and local income and franchise tax credits and tax refund claims and associated returns and records.

     2.   ASSUMPTION OF LIABILITIES.

          As used in this Agreement, the term "LIABILITY" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, liability, obligation or responsibility, fixed or contingent, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

          2.1  LIABILITIES ASSUMED.

          Subject to the terms and conditions of this Agreement, effective as of the close of business on the Closing Date, Buyer shall assume and agree to perform and discharge the following Liabilities (collectively, the "ASSUMED LIABILITIES"):

          (a) FINAL CLOSING BALANCE SHEET LIABILITIES. The accounts payable and accrued Liabilities of the category reflected or reserved against on the Final Closing Balance Sheet (as defined in Section 3.5), without regard to the amount reserved or accrued therefor except that Buyer shall assume no more than Two Hundred Thousand Dollars ($200,000) of all Liabilities of Seller (including principal, interest and past due amounts) to North County Bank (the "NORTH COUNTY BANK DEBT").

          (b) ASSUMED CONTRACTS. Liabilities arising after the Closing under and pursuant to the Assumed Contracts, the Personal Property Leases, license agreements relating to the Trade Rights and other contracts and agreements related to the Business as set forth on Schedule 2.1(b).

          2.2  LIABILITIES NOT ASSUMED.

          Buyer is not assuming, and Seller shall not be deemed to have transferred to Buyer, the following Liabilities of Seller (the "RETAINED LIABILITIES"):

          (a) NORTH COUNTY BANK. Any Liability of Seller to North County Bank in excess of Two Hundred Thousand Dollars ($200,000).

          (b) INCOME AND FRANCHISE TAXES. Any Liability of Seller for Federal income taxes and any foreign, state, county or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

          (c) SERVICE LIABILITY. Any Liability of Seller arising out of or resulting from any services performed by Seller prior to the Closing Date for claims made for injury to person, damage to property or other damage (whether made in product or service liability, tort or otherwise).

          (d) LITIGATION MATTERS. Any Liability with respect to these actions, suits, proceedings, arbitrations, investigations, or inquiries (i) pending at the Closing Date, whether civil or administrative, whether or not described in Schedule 4.3, or (ii) instituted after the Closing arising out of actions of the Seller or events occurring prior to the Closing.

          (e) TRANSACTION EXPENSE. All Liabilities incurred by Seller in connection with this Agreement and the transactions contemplated herein.

          (f) RETIREE BENEFITS. Any Liabilities to current or retired employees of Seller for retiree benefits under any employee plan of Seller, unless accrued for on the Final Closing Balance Sheet.

          (g) ENVIRONMENTAL LIABILITIES. Liabilities resulting from conditions existing prior to or on the Closing Date which were or are in violation of applicable federal, state and local laws relating to the environment.

          (h) OTHER LIABILITIES. All other Liabilities of Seller not expressly assumed.

     3.   PURCHASE PRICE, CLOSING AND PAYMENT TERMS.

          3.1  PURCHASE PRICE.

          The purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be Four Hundred Fifty Thousand Dollars ($450,000) plus the assumption of the Assumed Liabilities. The Purchase Price shall be subject to adjustment as set forth in Section 3.4.

          3.2  CLOSING.

          The closing (the "CLOSING") for the transactions contemplated herein shall be held on March 25, 1998 (the "CLOSING DATE") at the offices of San Diego Testing Engineers, 17150 Via Del Campo, Suite 307, San Diego, California or at such other place and time as the parties may agree.

          3.3  PAYMENT OF PURCHASE PRICE.

          The Purchase Price shall be paid by Buyer as follows:

          (a) ASSUMPTION OF LIABILITIES. On the Closing Date, Buyer shall assume the Assumed Liabilities. With respect to that portion of the Assumed Liabilities consisting of the North County Bank Debt, Buyer shall have satisfied its obligations under Section 2.1(a) and this Section 3.3(a) upon payment to North County Bank of an amount equal to the lesser of (i) the balance of the North County Bank Debt plus all accrued interest or (ii) Two Hundred Thousand Dollars ($200,000).

          (b) CASH TO SELLER. On the Closing Date, Buyer shall pay to Seller One Hundred Fifty Thousand Dollars ($150,000) by delivery of a check payable to the order of Seller.

          (c) PROMISSORY NOTE - SHORT TERM. On the Closing Date, Buyer shall deliver to Seller Buyer's promissory note to Seller in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) in the form attached hereto as EXHIBIT A (the "SHORT TERM NOTE"), which Note shall not bear interest and the principal of which shall be payable on April 1, 1998.

          (d) PROMISSORY NOTE - LONG TERM. On the Closing Date, Buyer shall deliver to Seller Buyer's promissory note to Seller in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) in the form attached hereto as EXHIBIT B (the "LONG TERM NOTE"), which Long Term Note shall not bear interest and the principal of which shall be payable upon the earlier to occur of (i) October 1, 1999, or (ii) the thirtieth day following the closing of the initial public offering of the capital stock of Buyer or any affiliate of Buyer.

          3.4  ADJUSTMENT OF FINAL PURCHASE PRICE.

          (a)  NET ASSET VALUE ADJUSTMENT.    On the fifth business day
     following the final determination of the Final Closing Balance Sheet (as defined in Section 3.5) (such date being hereinafter referred to as the "SETTLEMENT DATE"), the Purchase Price shall be reduced by the amount, if any, by which Seller's Net Asset Value (as calculated below), as reflected on the Final Closing Balance Sheet, is less than Four Hundred Fifty Thousand Dollars ($450,000).

          (b) RECEIVABLES ADJUSTMENT. On the fifth business day following the final determination of the Accounts Receivable Schedule (as defined in Section 3.6), the Purchase Price shall be reduced by the amount, if any, by which the Amount Received (as defined in Section 3.6) is less than Seven Hundred Twelve Thousand Dollars ($712,000). Buyer shall collect the accounts receivable set forth on the Accounts Receivable Schedule in accordance with reasonable and ordinary business management principles.

          (c) MANNER OF ADJUSTMENT. Any adjustment to the Purchase Price required pursuant to this Section 3.4 shall be made by first reducing the principal amount of the Long Term Note. Upon each such reduction, Buyer shall execute a replacement promissory note, upon the same terms and conditions as the Long Term Note, in a principal amount reflecting the reduction and Seller shall surrender the Long Term Note and accept such replacement note. If any adjustment pursuant to this Section 3.4 shall exceed the principal amount of the Long Term Note (or a replacement note, as the case may be), such Long Term Note (or replacement note) shall be cancelled and any excess reduction of the Purchase Price shall reduce any amounts owing by the Buyer to the Shareholders under the Non-Competition Agreements provided for in Section 9.1(d).

          3.5  DETERMINATION OF NET ASSET VALUE.

          (a) CALCULATION OF NET ASSET VALUE. "Net Asset Value" shall be calculated as the difference between the net book value of the Purchased Assets and the net book value of the Assumed Liabilities, as reported on the Final Closing Balance Sheet.

          (b) FINAL CLOSING BALANCE SHEET. The Final Closing Balance sheet shall be prepared as follows:

               (i) Within twenty (20) days after the Closing Date, Seller shall deliver to Buyer a balance sheet of Seller as of the Closing Date, prepared in accordance with the accounting principles of Seller, applied on a consistent basis (the "FINAL CLOSING BALANCE SHEET"). The balance sheet shall be accompanied by (A) detailed schedules of the Purchased Assets and Assumed Liabilities, (B) a report setting forth the amount of any adjustment, if any, to the Purchase Price pursuant to Section 3.4(a) hereof, and (C) a certificate of the Shareholders representing and warranting that the Final Closing Balance Sheet is true and correct in all material respects and was prepared in accordance with Seller's standard accounting practices.

               (ii) Within fifteen (15) days following the delivery of the Final Closing Balance Sheet, Buyer or its independent accountants may object to any of the information contained in said balance sheet or accompanying schedules which could affect the necessity or amount of any adjustment pursuant to Section 3.4(a). Any such objection shall be made in writing and shall state Buyer's determination of the amount of Seller's Net Asset Value in sufficient detail for Seller to evaluate the basis for Buyer's objections and the amounts subject to dispute. In the event that Buyer fails to deliver to Seller written notice of objection within fifteen (15) days following the delivery to Buyer of the Final Closing Balance Sheet, such Final Closing Balance Sheet delivered by Seller shall be deemed to be correct and to be the Final Closing Balance Sheet for purposes of this Agreement.

               (iii) In the event of a dispute or disagreement relating to the Final Closing Balance Sheet or schedules which Buyer and Seller are unable to resolve, either party may elect to have all such disputes or disagreements resolved by Buyer's independent accountants or, if the Buyer's independent accountant is unwilling to serve, then by the San Diego, California firm of Constantine & Constantine. Such accounting firm shall make a resolution of disputed items on the balance sheet of Company as of the Closing Date and the calculation of Net Asset Value, which shall be final and binding for purposes of this Section 3. Such accounting firm shall be instructed to use every reasonable effort to perform its services within fifteen (15) days of submission of the balance sheet to it and, in any case, as soon as practicable after such submission. The fees and expenses for the services of such accounting firm shall be allocated equally between Buyer and Seller.

          3.6  DETERMINATION OF AMOUNT RECEIVED.

          (a) ACCOUNTS RECEIVABLE SCHEDULE. On or before December 15, 1998, Buyer shall deliver to Seller a schedule detailing the amounts Buyer has received as of November 31, 1998 on account of all accounts receivable acquired from Buyer (the "ACCOUNTS RECEIVABLE SCHEDULE"). The Accounts Receivable Schedule shall indicate the total amount Buyer has so received (the "AMOUNT RECEIVED"). Within thirty (30) days following the delivery of the Accounts Receivable Schedule, Seller or its independent accountants may object to any of the information contained therein. Any such objection shall be made in writing and shall set forth in sufficient detail the basis for Seller's objection and the amounts subject to dispute. In the event Seller fails to deliver to Buyer such written notice of objection within thirty (30) days following delivery to Seller of the Accounts Receivable Schedule, the Amount Received as set forth on such Accounts Receivable Schedule delivered by Buyer shall be deemed to be correct and to be the Amount Received. Disputes or disagreements as to the Amount Received shall be resolved as set forth in Section 3.5(b)(iii)

          3.7  ALLOCATION OF PURCHASE PRICE.

          The Purchase Price (including the assumption by Buyer of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes in a manner to be mutually agreed upon by Seller and Buyer. Seller and Buyer shall follow and use such allocation in all tax returns, filings and other related reports made by them to any governmental agencies.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY SELLER.

          Seller and Shareholders, jointly and severally, represent, warrant and covenant, which representations, warranties and covenants shall be true and correct as of the Closing Date, that:

          4.1  CORPORATE ORGANIZATION.

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate powers to own its properties and carry on the Business.

          4.2  TITLE TO PURCHASED ASSETS.

          Seller has good and marketable title to all of the Purchased Assets free and clear of all liens, encumbrances and restrictions on transfer.

          4.3  PENDING OR THREATENED CLAIMS.

          Except as set forth in Schedule 4.3, there are no claims, actions, litigation, disputes, lawsuits, proceedings or governmental investigations pending or threatened against Seller or the Shareholders or relating to or affecting the Purchased Assets or the Business, and no order, writ, injunction or decree affecting the Purchased Assets or the Business has been threatened or is in effect.

          4.4  DUE AUTHORIZATION.

          The execution, delivery and performance by Seller of this Agreement and the other documents and instruments to be executed and delivered pursuant hereto, and the consummation of the transactions contemplated hereby or thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of Seller. No other corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions hereby or thereby.

          4.5  AUTHORITY OF SELLER.

          Seller and Shareholders have the legal power, capacity and authority to execute, deliver and perform this Agreement. Neither the execution, nor delivery nor performance by Seller of this Agreement or the other documents and instruments to be executed and delivered pursuant hereto, or the consummation by Seller of the transactions contemplated hereby and thereby, will cause Seller to violate any provisions of Seller's certificate of incorporation or by-laws or result in the breach of any provision of, or constitute a default under, any indenture, agreement, contract or other instrument to which Seller is a party or by which Seller or any of the Purchased Assets may be bound.

          4.6  EFFECT OF THIS AGREEMENT.

          The execution, delivery and consummation of this Agreement and the other instruments and documents to be executed and delivered by Seller and the Shareholders in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not, with or without the passage of time or the giving of notice or both, result in or constitute any of the following: (i) a violation of any statute, rule, judgment, regulation, writ, decree or order of any court or governmental entity to which Seller, any Shareholder or the Purchased Assets are or may be subject, or (ii) the creation or imposition of any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon the Purchased Assets.

          4.7  CONSENTS.

          No consent or approval is required of any person or entity pursuant to the terms of any contract or otherwise in order to permit the execution, delivery and performance by Seller and the Shareholders of this Agreement and the consummation of the transactions contemplated hereby.

          4.8  ENFORCEABILITY.

          This Agreement is a valid and binding obligation of Seller and Shareholders, subject to performance by Buyer as provided herein, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

          4.9  TRADE RIGHTS.

          Schedule 4.9 lists all material Trade Rights of the type described in
Section 1.1(j), in which Seller now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered on Schedule 4.9 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registration or application are current. The Trade Rights included in the Purchased Assets constitute all of the Trade Rights used by Seller in the conduct of the Business as conducted by Seller. Seller is not infringing and has not infringed any Trade Rights of another in the operation of the Business, nor is any other person infringing the Trade Rights of Seller. Seller has not granted any license or made any assignment of any Trade Right listed on Schedule 4.9.
Seller does not pay any royalties or other consideration for the right to use any Trade Rights of others.

          4.10 PERSONAL PROPERTY.

          All items of Seller's personal property included in the Purchased Assets are in good operating condition for the operations of the Business as currently conducted, taking into consideration age and ordinary wear and tear, and are adequate and sufficient for all operations conducted by the Business, and constitute all personal property necessary or appropriate for the operations of the Business as currently conducted.

          4.11 LICENSES, PERMITS, APPROVALS AND REGULATORY MATTERS; COMPLIANCE.


          All governmental and regulatory licenses, permits and approvals necessary to the conduct of the Business as currently conducted ("LICENSES") are set forth in Schedule 4.11 and are in full force and effect. Seller is not a party to any pending dispute with respect to such Licenses and, within the past five (5) years, there have been no material violations by Seller of any such Licenses or any claims or proceedings, pending or threatened, challenging the validity of or seeking to discontinue any License. Seller is in compliance in all material respects with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which the Business is subject.

          4.12 ENVIRONMENTAL PROTECTION.

          Seller is in compliance with all foreign, federal, state, local and other laws, regulations and ordinances relating to the environment.

          4.13 ABSENCE OF CHANGES.

          Since January 31, 1998, there has been no material adverse change in the Purchased Assets, liabilities, financial condition, Business, operations or prospects of Seller, financial or otherwise, and since such date, the Business has been conducted in the usual, regular and ordinary manner in all respects.

          4.14 DISCLOSURE.

          All facts material to the Purchased Assets or the results of operations, financial condition or prospects of the Business known to Seller have been disclosed to Buyer in this Agreement.

          4.15 BOOKS AND RECORDS.

          The books of account and all other corporate records of Seller relating to the Purchased Assets and the Business are complete and correct, have been maintained in accordance with reasonable business practices and fully and accurately reflect the results of operations of the Business as of the respective periods indicated.

          4.16 AGREEMENTS WITH THIRD PARTIES.

          Seller has delivered to Buyer true and complete copies of all agreements relating to the conduct and operation of the Business being acquired by Buyer and all such agreements are Assumed Contracts. Seller has in all material respects performed all obligations required to be performed by it under all such agreements and is not in default under any of them. All agreements constituting part of the Purchased Assets are valid, binding and in full force and effect.

          4.17 TAX RETURNS.

          Buyer will not be liable for payment of any taxes or penalties due to the conduct of the Business prior to the date hereof. Seller has made all deposits required by law to be made with respect to employees' withholding taxes. Seller has duly filed with all appropriate governmental agencies and bodies, whether federal, state or local, all tax returns which were required to be filed and has paid, or has established adequate reserves for payment of, all taxes shown to be due on such returns.

          4.18 FINANCIAL STATEMENTS.

          The financial information provided to Buyer for the period ended January 31, 1998 is true and correct in all material respects and was prepared in accordance with Seller's standard accounting practices.

          4.19 ORDINARY COURSE OF BUSINESS.

          Since March 31, 1997, Seller has conducted its business in the ordinary and usual course including, without limitation, the ordinary and usual invoicing of work in process to its customers, and has not incurred any Liability other than in the ordinary and usual course of business, encumbered any of its assets, disposed of any property, entered into any lease or agreement respecting real property, or entered into any employment agreement or other contract relating to the Purchased Assets or the Business with a term of more than one (1) month or involving payments of more than $5,000 other than as set forth on Schedule 4.19. In addition, Seller has not entered into any oral or written agreement with any party, other than Buyer, purporting to transfer the Purchased Assets.

          4.20 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

          No representation or warranty in this Agreement by Seller and no statement, certificate, exhibit, document, instrument, report or other information furnished or to be furnished by Seller in connection with the negotiation of or pursuant to, this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.   REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR.

          Buyer and Guarantor represent and warrant, jointly and severally, which representations and warranties shall be true and correct as of the Closing Date, that:

          5.1  CORPORATE ORGANIZATION.

          Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          5.2  AUTHORIZATION AND APPROVAL OF AGREEMENT.

          Each of Buyer and Guarantor has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes the valid and binding obligation of such person enforceable in accordance with its terms. The execution, delivery, consummation and performance of this Agreement by Buyer and Guarantor have been duly authorized by all necessary corporate action on the part of Buyer and of Guarantor.

          5.3  ACCURACY OF REPRESENTATIONS AND WARRANTIES.

          No representation or warranty made by Buyer in this Agreement and no statement, certificate, exhibit, document, instrument, report or other information furnished or to be furnished by Buyer in connection with the negotiation of, or pursuant to, this Agreement, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     6.   EMPLOYEES - EMPLOYEE BENEFITS.

          6.1  AFFECTED EMPLOYEES.

          "AFFECTED EMPLOYEES" shall mean employees of the Seller who are employed by Buyer immediately after the Closing Date. However, Buyer shall have no obligation to hire any employees of Seller.

          6.2  RETAINED RESPONSIBILITIES.

          Seller agrees to satisfy, or cause its insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers' compensation, life insurance, medical and disability programs), under Seller's employee benefit programs brought by, or in respect of, Affected Employees and other employees and former employees of Seller, which claims arise out of events occurring on or prior to the Closing Date, in accordance with the terms and conditions of such programs or applicable workers' compensation statutes regardless of the employment by Buyer of any such employees after the Closing Date.

          6.3  PAYROLL TAX.

          Seller agrees to make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the Closing Date. Seller also agrees to issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Except as set forth in this Agreement, Buyer shall be responsible for all payroll and payroll tax obligations after the Closing Date for Affected Employees.

          6.4  TERMINATION AND OTHER BENEFITS.

          Buyer shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, back pay, damages, costs or expenses, if any, to Affected Employees who may become entitled to such benefits or amounts by reason of any events occurring after the Closing Date, and Buyer shall indemnify and hold harmless Seller against such liability. Seller shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any, back pay, damages, costs or expenses to all of its employees including, without limitation, any amounts payable as a result of such employees' withdrawal from any pension and/or savings plans maintained by Seller, which have accrued prior to and including the Closing Date, and Seller shall indemnify and hold harmless Buyer against such liability.

     7.   OTHER MATTERS.

          7.1  USE OF COMPANY'S NAME.

          Following the Closing Date, neither Seller nor any affiliate shall, without the prior written consent of Buyer, make any use of the name "WYMAN TESTING LABORATORIES" or any other name confusingly similar thereto, except as may be necessary for Seller to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

          7.2  ACCESS TO CERTAIN RECORDS OF BUYER.

          Buyer will maintain the records received pursuant to this Agreement for a period of five (5) years and will, during regular business hours and upon reasonable prior notice, furnish reasonable access thereto to Seller for audit, tax, accounting or legal purposes.

          7.3  AVAILABILITY OF AFFECTED EMPLOYEES.

          Buyer agrees that for a period of two (2) years after the Closing Date, upon reasonable prior notice from Seller, Buyer shall use its reasonable best efforts to make available to Seller any Affected Employees to serve as witnesses in any litigation. Seller shall promptly reimburse Buyer at 130% of the actual rate of hourly compensation for the Affected Employee and shall reimburse such Affected Employees for their reasonable out-of-pocket costs and expenses.

     8.   CONDITIONS TO CLOSING.

          8.1  COMPLIANCE WITH AGREEMENT.

          (a) CONDITIONS TO BUYER'S OBLIGATION. The following shall be conditions precedent to Buyer's obligation to close:

               (i) Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.1.

               (ii) Buyer and Donald Oliver shall have executed and delivered to each other an employment agreement in the form attached as EXHIBIT C.

          (b) CONDITION TO SELLER'S OBLIGATION. It shall be a condition to the obligation of Seller that Buyer shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.2.

          8.2  SATISFACTORY INVESTIGATION.

          Buyer shall be satisfied, in its sole discretion (and without waiving any liability of Seller for a breach of the representations and warranties made by it in this Agreement), with the condition and nature of the Purchased Assets and the Assumed Contracts.

          8.3  ABSENCE OF LITIGATION.

          No litigation shall have been commenced or threatened, and no investigation by any government entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of either of them, with respect to the transactions contemplated hereby.

     9.   DOCUMENTS DELIVERED AT CLOSING.

          9.1  DOCUMENTS TO BE DELIVERED BY SELLER AND SHAREHOLDERS.

          In addition to the documents specifically required by the foregoing provisions hereof, the obligations of Buyer hereunder shall be subject to the delivery by Seller and Shareholders to Buyer on or prior to the Closing Date, of the following documents:

          (a) An Assignment and Bill of Sale sufficient to vest in Buyer, its successors and assigns, all of Seller's right, title and interest in and to the Purchased Assets.

          (b) An Assignment and Assumption Agreement relating to the Assumed Liabilities.

          (c) Non-competition agreements executed by Donald C. Alford ("ALFORD") and Earl Wyman and Bonnie Wyman in the forms attached as EXHIBIT D and EXHIBIT E (the "NON-COMPETITION AGREEMENTS").

          (d) Consent by Seller's landlord, Palomar Enterprises, Inc., as to assumption by Buyer of that certain lease between Seller and such landlord dated as of June 22, 1994 and relating to the property commonly known as 17150 Via Del Campo, Suite 307, San Diego, California 92127.

          (e)  Physical possession of all Purchased Assets.

          9.2  DOCUMENTS TO BE DELIVERED BY BUYER.

          The obligations of Seller hereunder shall be subject to the delivery by Buyer to Seller and the Shareholders on or prior to the Closing Date, of the following documents:

          (a)  An Assignment and Assumption Agreement.

          (b)  The Short Term Note.

          (c)  The Long Term Note.

          (d)  The payment pursuant to Section 3.3(b).

          (e)  The Non-Competition Agreements.

          9.3 OTHER DOCUMENTS TO BE DELIVERED. The obligations of the parties hereto also shall be subject to Buyer and Alford having executed and delivered to each other an employment agreement in the form attached as EXHIBIT F.


     10.  POST-CLOSING COVENANTS.

          Seller covenants and agrees with Buyer that at any time and from time to time after the Closing Date upon the request of Buyer, Seller and its successors or assigns shall execute, acknowledge and deliver to Buyer such further instruments of conveyance, assignment, transfer, consents and assurances and shall take such other action as Buyer may reasonably request in order to more effectively convey, assign, transfer and deliver any of the properties or assets intended to be conveyed, assigned, transferred and delivered pursuant to this Agreement, and assist in the collection or reduction to possession of any and all such properties and assets. This covenant shall include, without limitation, the obligation of Seller to assist Buyer in its receipt of all consents, approvals and waivers from regulatory authorities and of all licenses, permits and registrations necessary to operate the Business and the obligation of Seller to promptly remit to Buyer any accounts receivable from the Assumed Contracts which it receives in error.

     11.  INDEMNIFICATION; EXPENSES.

          11.1 OBLIGATIONS OF SELLER AND SHAREHOLDERS TO INDEMNIFY.

          Seller and each Shareholder agree to indemnify Buyer and hold it harmless upon demand from and against any damages, deficiency, action, demands, judgments, costs and expenses of or against Buyer (including attorneys' fees) resulting from (a) any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant or condition on the part of Seller and Shareholders contained herein or in any exhibit, certificate, document or instrument delivered hereunder or in connection herewith, or (b) any claim for any debt, liability or obligation of Seller that may be asserted against Buyer not specifically assumed by Buyer hereunder including, without limitation, any claim arising in litigation or other proceeding relating to acts or omissions of Seller occurring on or prior to the Closing Date.

          11.2 OBLIGATIONS OF BUYER TO INDEMNIFY.

          Buyer agrees to indemnify Seller and hold it harmless upon demand from and against any damages, deficiency, action, demands, judgments, costs and expenses of or against Seller (including attorneys' fees) resulting from (a) any misrepresentation, breach of warranty or non-fulfillment of any agreement, covenant or condition on the part of Buyer contained herein or in any exhibit, certificate, document or instrument delivered hereunder or in connection herewith, or (b) any claim for any debt, liability or obligation of Buyer that may be asserted against Seller arising out of any liability specifically assumed by Buyer hereunder, or arising in litigation or other proceeding relating to acts or omissions of Buyer occurring after the Closing Date.

          11.3 EACH PARTY TO BEAR OWN EXPENSES.

          Regardless of whether or not the transactions contemplated hereby are consummated:

          (a) PROFESSIONAL FEES. Each party shall be solely responsible for all fees and expenses of such party's legal, accounting, investment banking and other professional counsel or advisors employed in connection with the transactions contemplated hereby.

          (b) TRANSFER TAXES. Buyer shall be solely responsible for any sales, use, excise, transfer or other similar tax imposed on Seller with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto and shall coordinate the payment of such taxes with Seller.

          (c) BROKER'S AND FINDER'S FEE. Each party shall be solely responsible for all fees and expenses of such party for any broker or finder retained, employed or used by such party in connection with the transactions provided for herein or the negotiation thereof.

     12.  SPECIFIC PERFORMANCE.

          The parties declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of the failure of a party to perform any of its obligations under this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the provisions of this Agreement, the party against whom such action or proceeding is brought hereby waives the claim or defense that such party has or may have an adequate remedy at law and such party shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     13.  GUARANTY OF BUYER'S OBLIGATIONS.

          U.S. Laboratories hereby absolutely and unconditionally guarantees to Seller and the Shareholders the prompt performance and compliance by Buyer of each of its obligations arising under this Agreement and out of the transactions contemplated by this Agreement.

     14.  MISCELLANEOUS PROVISIONS.

          14.1 SURVIVAL.

          All representations, warranties and covenants herein shall survive the execution hereof notwithstanding any investigation heretofore or hereafter made by the parties.

          14.2 NOTICES.

          All notices required under this Agreement shall be sufficient if in writing and shall be deemed given upon actual receipt (i) when personally delivered, (ii) when mailed, certified mail, return receipt requested postage prepaid, (iii) when sent by confirmed facsimile transmission, or (iv) when delivered by reputable overnight courier, to the address of the party receiving such notice as set forth below, or such other address as such party may designate by notice duly given:

     (a)  If to Seller:            Wyman Enterprises, Inc.
                                   646 Antonio Avenue
                                   San Diego, California  92106
                                   Facsimile:  (619) 221-0272
                                   Telephone:  (619) 221-0212
                                   Attention:     Earl Wyman

          With a copy,             Dysart, Dubick & Bagley, LLP
          which shall not          701 B Street, Suite 1525
          constitute notice, to:   San Diego, California  92101
                                   Facsimile:  (619) 696-6280
                                   Telephone:  (619) 696-0011
                                   Attention:   William Dysart

     (b)  If to Buyer:             Wyman Testing Laboratories, Inc.
                                   c/o U.S. Laboratories Inc.
                                   4350 West Sunrise Boulevard, Suite 103-D
                                   Plantation, Florida 33313
                                   Facsimile:     (954) 581-0433
                                   Telephone:     (954) 581-2008
                                   Attn:          Dickerson Wright

          With a copy,             Foley & Lardner
          which shall not          One IBM Plaza, Suite 3300
          constitute notice, to:   Chicago, Illinois  60611
                                   Facsimile:  (312) 755-1925
                                   Telephone: (312-755-1900
                                   Attn: James R. Vogler

          14.3 BINDING EFFECT.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, administrators, personal representatives and permitted assigns, and shall not be assignable to any third party without the prior written consent of the other parties hereto. This Agreement is solely for the benefit of the parties and no third party shall have any right or claim to the benefits afforded any party hereunder.

          14.4 APPLICABLE LAW.

          The rights and obligations of the parties to this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California.

          14.5 POSITIONS FOR INCOME TAX PURPOSES.

          Neither Seller nor Buyer shall take a position for income tax purposes which is inconsistent with this Agreement.

          14.6 PUBLIC ANNOUNCEMENTS.

          Any public announcements regarding the sale and purchase under this Agreement shall be mutually agreed-upon by Buyer and Seller.

          14.7 ENTIRE AGREEMENT.

            This Agreement and the agreements attached as exhibits hereto contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof.

          14.8 MODIFICATIONS AND WAIVERS.

          No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated on or subsequent to the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

             [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                              SELLER:

                              WYMAN ENTERPRISES, INC.

                              By:/S/  EARL WYMAN
                                 ---------------------
                              Its: President


                              BUYER:

                              WYMAN TESTING LABORATORIES, INC.

                              By: /S/  DICKERSON WRIGHT
                                 ---------------------

                              Its: President

                              SHAREHOLDERS:



                              /S/  EARL WYMAN
                              ---------------------
                              Earl Wyman


                              /S/  DONALD ALFORD
                              ---------------------
                              Donald Alford


                              /S/ BONNIE WYMAN
                              ---------------------
                              Bonnie Wyman


                              U.S. LABORATORIES INC., SOLELY FOR PURPOSES OF
                              SECTION 5 AND SECTION 13 HEREOF


                              By:/S/  DICKERSON WRIGHT
                                 -----------------------
                              Its: President

                                      EXHIBIT D
                              NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT is made and entered into as of the 25th day of March, 1998, by and between WYMAN TESTING LABORATORIES, INC., a Delaware corporation ("Company"), and DONALD C. ALFORD, an adult resident of California ("Seller").

                                      RECITALS:

     WHEREAS, Company purchased, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), substantially all of the business and assets of Wyman Enterprises, Inc., which was principally engaged in the engineering inspection and testing business in southern California;

     WHEREAS, Seller was a stockholder of Wyman Enterprises, Inc.;

     WHEREAS, Seller has extensive knowledge and expertise in the engineering inspection and testing business, and has extensive contacts and relationships with Company's customers; and

     WHEREAS, it is necessary for the protection of Company's legitimate business interests for Seller to refrain from competition with Company.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. TERM. The term of this Agreement shall commence upon the date hereof, and shall continue thereafter until the fifth anniversary of the date hereof (the "Term").

     2. COVENANT NOT TO COMPETE. During the Term, Seller shall not, as proprietor, director, officer, partner, shareholder, employee, member, manager, consultant, agent, independent contractor or otherwise, for himself or on behalf of any other person or entity (except Company, at Company's request), directly or indirectly:

          (a) engage in, or enter into, any aspect of the business of engineering inspection and testing in San Diego County, California;

          (b) solicit persons who shall have been customers or suppliers of the Company during the period beginning three (3) years prior to the date of this Agreement or who are, at the time of such solicitation, current or prospective customers or suppliers of Company or take any other action the effect of which is to interfere with the business relationship between Company and such customers or suppliers; or

          (c) hire persons who shall have been employees of Company during the period beginning on the date of this Agreement, or otherwise interfere with the relationship between Company and any such persons.

     3. REMEDIES. The covenants of Seller contained in this Agreement shall be construed as separate agreements independent of any other agreement for purposes of enforceability of any claim or cause of action, whether predicated on this Agreement or otherwise. No other agreement, claim or cause of action asserted by Seller shall constitute a defense to the enforcement of such covenants. Seller acknowledges that damages for the violation of any such covenants will not give full and sufficient relief to Company, and agrees that, in the event of any violation of any such covenants, Company shall be entitled to injunctive relief against the continued violation thereof, in addition to any other rights that Company may have by reason of such violation.

     4. NON-COMPETITION FEES. In consideration of Seller's agreement not to compete as described in Section 2 hereof, Company shall pay Seller the total sum of One Hundred Fifty Thousand Dollars ($150,000), to be paid in four equal annual installments of Thirty-Seven Thousand Five Hundred Dollars ($37,500) each, payable on each of the first four (4) anniversaries hereof, commencing on the first such anniversary. The foregoing amounts are subject to offset as provided in the Purchase Agreement. The foregoing amounts shall be paid whether or not Seller survives the Term.

     5.   MISCELLANEOUS.

          5.1 SEVERABILITY. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is invalid or unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that such court in making such determination shall have the power to reduce the duration or scope of such provision to the extent permitted by law.

          5.2 GOVERNING LAW. This Agreement shall be governed by, and shall be construed in accordance with, the internal laws of the State of California.

          5.3 NOTICES. All notices, requests, demands and other communications shall be deemed to be duly given when personally delivered or when mailed, certified or registered mail, with postage prepaid, and

     (a)  if to Company, to:

               Wyman Testing Laboratories, Inc.
               c/o U.S. Laboratories, Inc.
               4350 West Sunrise Boulevard, Suite 103-D
               Plantation, Florida  33313
               Facsimile:   (954) 581-0433
               Telephone:   (954) 581-2008
               Attention:   Dickerson Wright

          with a copy to:

               Foley & Lardner
               330 North Wabash Avenue, Suite 3300
               Chicago, Illinois  60611
               Facsimile:   (312) 755-1925
               Telephone:   (312) 755-1900
               Attention:   James R. Vogler

     (b)  if to Seller, to:

          Donald C. Alford
          646 San Antonio Avenue
          San Diego, California  92106
          Telephone:  (610) 221-0212
          Telecopier: (610) 221-0272

(or to such other address or with a copy to such other person or address as may have been designated from time to time by notice in writing).

          5.4 MODIFICATION; WAIVER. No modification or waiver of any provisions of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

          5.5 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

          5.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, discussions and negotiations. No amendment or any provision of this Agreement shall be valid unless the same shall be in writing and signed by Company and Seller.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused it to be duly executed, as of the date first set forth above.

                              COMPANY:

                     WYMAN TESTING LABORATORIES, INC.

                     By: /S/  DICKERSON WRIGHT
                         -----------------------------
                              President

                     SELLER:

                     /S/  DONALD C. ALFORD
                     ----------------------------------
                     Donald C. Alford

                                      EXHIBIT E
                              NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT is made and entered into as of the 25th day of March, 1998, by and between WYMAN TESTING LABORATORIES, INC., a Delaware corporation ("Company"), and EARL WYMAN AND BONNIE WYMAN, adult residents of California ("collectively, Seller").

                                      RECITALS:

     WHEREAS, Company purchased, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), substantially all of the business and assets of Wyman Enterprises, Inc., which was principally engaged in the engineering inspection and testing business in southern California;

     WHEREAS, Seller was a stockholder of Wyman Enterprises, Inc.;

     WHEREAS, Seller has extensive knowledge and expertise in the engineering inspection and testing business, and has extensive contacts and relationships with Company's customers; and

     WHEREAS, it is necessary for the protection of Company's legitimate business interests for Seller to refrain from competition with Company.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. TERM. The term of this Agreement shall commence upon the date hereof, and shall continue thereafter until the fifth anniversary of the date hereof (the "Term").

     2. COVENANT NOT TO COMPETE. During the Term, Seller shall not, as proprietor, director, officer, partner, shareholder, employee, member, manager, consultant, agent, independent contractor or otherwise, for himself or on behalf of any other person or entity (except Company, at Company's request), directly or indirectly:

          (a) engage in, or enter into, any aspect of the business of engineering inspection and testing in San Diego County, California;

          (b) solicit persons who shall have been customers or suppliers of the Company during the period beginning three (3) years prior to the date of this Agreement or who are, at the time of such solicitation, current or prospective customers or suppliers of Company or take any other action the effect of which is to interfere with the business relationship between Company and such customers or suppliers; or

          (c) hire persons who shall have been employees of Company during the period beginning on the date of this Agreement, or otherwise interfere with the relationship between Company and any such persons.

     3. REMEDIES. The covenants of Seller contained in this Agreement shall be construed as separate agreements independent of any other agreement for purposes of enforceability of any claim or cause of action, whether predicated on this Agreement or otherwise. No other agreement, claim or cause of action asserted by Seller shall constitute a defense to the enforcement of such covenants. Seller acknowledges that damages for the violation of any such covenants will not give full and sufficient relief to Company, and agrees that, in the event of any violation of any such covenants, Company shall be entitled to injunctive relief against the continued violation thereof, in addition to any other rights that Company may have by reason of such violation.

     4. NON-COMPETITION FEES. In consideration of Seller's agreement not to compete as described in Section 2 hereof, Company shall pay Seller the total sum of Three Hundred Thousand Dollars ($300,000), to be paid as follows: (i) four equal annual installments of Thirty-Seven Thousand Five Hundred Dollars ($37,500) each, payable on each of the first four (4) anniversaries hereof, commencing on the first such anniversary, and (ii) a lump sum payment of One Hundred Fifty Thousand Dollars ($150,000), which payment shall be made upon the first to occur of (a) October 1, 1999, (b) January 1, 1999, if the initial public offering of the capital stock of the Company or any affiliate of the Company ("IPO") shall have occurred prior to such date, or (c) the thirtieth day following such IPO, if such IPO occurs after January 1, 1999. The foregoing amounts are subject to offset as provided in the Purchase Agreement. The foregoing amounts shall be paid whether or not Seller survives the Term.

     5.   MISCELLANEOUS.

          5.1 SEVERABILITY. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is invalid or unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that such court in making such determination shall have the power to reduce the duration or scope of such provision to the extent permitted by law.

          5.2 GOVERNING LAW. This Agreement shall be governed by, and shall be construed in accordance with, the internal laws of the State of California.

          5.3 NOTICES. All notices, requests, demands and other communications shall be deemed to be duly given when personally delivered or when mailed, certified or registered mail, with postage prepaid, and

     (a)  if to Company, to:
               Wyman Testing Laboratories, Inc.
               c/o U.S. Laboratories, Inc.
               4350 West Sunrise Boulevard, Suite 103-D
               Plantation, Florida  33313
               Facsimile:   (954) 581-0433
               Telephone:   (954) 581-2008
               Attention:   Dickerson Wright

          with a copy to:

               Foley & Lardner
               330 North Wabash Avenue, Suite 3300
               Chicago, Illinois  60611
               Facsimile:   (312) 755-1925
               Telephone:   (312) 755-1900
               Attention:   James R. Vogler

     (b)  if to Seller, to:

          --------------------------------------
          --------------------------------------
          --------------------------------------
          --------------------------------------


(or to such other address or with a copy to such other person or address as may have been designated from time to time by notice in writing).

          5.4 MODIFICATION; WAIVER. No modification or waiver of any provisions of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

          5.5 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

          5.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, discussions and negotiations. No amendment or any provision of this Agreement shall be valid unless the same shall be in writing and signed by Company and Seller.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused it to be duly executed, as of the date first set forth above.

                              COMPANY:


                              WYMAN TESTING LABORATORIES, INC.


                              By:  /S/  DICKERSON WRIGHT
                                   ---------------------------------
                                   President

                              SELLER:

                              /S/  EARL WYMAN
                              ---------------------------------
                              Earl Wyman

                              /S/  BONNIE WYMAN
                              ---------------------------------
                              Bonnie Wyman